As filed with the Securities and Exchange Commission on April 16, 1999

                                                   Registration No. 333-________


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 ---------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                    Under the
                             SECURITIES ACT OF 1933
                                 ---------------



                       UNITED STATES CELLULAR CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                                62-1147325
    (State or other jurisdiction           (I.R.S. Employer Identification No.)
  of incorporation or organization)

                      8410 West Bryn Mawr Avenue, Suite 700
                             Chicago, Illinois                     60631
                    (Address of Principal Executive Offices)     (Zip Code)

                       United States Cellular Corporation
                        1999 Employee Stock Purchase Plan
                            (Full title of the plan)

                                H. Donald Nelson
                                 President & CEO
                       United States Cellular Corporation
                      8410 West Bryn Mawr Avenue, Suite 700
                             Chicago, Illinois 60631
                     (Name and address of agent for service)
                                 (773) 399-8900
                          (Telephone number, including
                        area code, of agent for service)
                                 ---------------


                         CALCULATION OF REGISTRATION FEE

================================================================================
                                                      Proposed
  Title of                              Maximum        Maximum        Proposed
 Securities                             Offering      Aggregate       Amount of
   to be           Amount to be          Price        Offering      Registration
 Registered       Registered (1)       Per Share       Price            Fee
--------------------------------------------------------------------------------
Common Shares,
$1.00 par value    110,000 Shares      $46.69(2)     $5,135,625      $1,427.70
================================================================================

(1) In addition, this Registration Statement also covers an indeterminate amount of additional securities which may be issued under the above-referenced Plan pursuant to the anti-dilution provisions of such Plan and, if interests in the above-referenced Plan are deemed to constitute separate securities, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement shall also cover an indeterminate amount of interests to be offered or sold pursuant to the above-referenced Plan.

(2) Estimated for the Common Shares solely for the purpose of calculating the registration fee on the basis of the average of the high and low prices of the Common Shares of the Company on the American Stock Exchange on April 14, 1999, pursuant to Rule 457(h)(1) under the Securities Act of 1933.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


Item 1.  Plan Information.*
         ----------------

Item 2.  Registration Information and Employee Plan Annual Information.*
         -------------------------------------------------------------

* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "1933 Act") and the Note to Part I of Form S-8.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

         The following documents which have heretofore been filed by United States Cellular Corporation (the "Company" or the "Registrant"), with the Securities and Exchange Commission (the "Commission") pursuant to the 1933 Act and the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated by reference herein and shall be deemed to be a part hereof:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1998;

         2. The description of the Common Shares contained the Company's Amendment No. 2 on Form 8, dated December 28, 1992, to the Company's Report on Form 8-A; and

         3. All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the 1934 Act since December 31, 1998.

         All documents, subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made a part hereof from their respective dates of filing (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents").

         Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.
         -------------------------

         See Item 3.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------

         Certain legal matters relating to the securities registered hereby will be addressed by Sidley & Austin, One First National Plaza, Chicago, Illinois 60603. The Company is controlled by Telephone and Data Systems, Inc. ("TDS") which is controlled by a voting trust. Walter C.D. Carlson, a trustee and beneficiary of such voting trust and a director of TDS, the Company and certain other subsidiaries of TDS, Michael G. Hron, the Secretary of TDS, the Company and certain other subsidiaries of TDS, William S. DeCarlo, the Assistant Secretary of TDS, the Company and certain other subsidiaries of TDS, Stephen P. Fitzell, the Secretary of certain subsidiaries of TDS, and Sherry S. Treston, the Assistant Secretary of certain subsidiaries of TDS, are partners of Sidley & Austin.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

         Article XI of the Company's Restated Certificate of Incorporation, as amended, contains a provision providing that no director or officer of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director or officer except for breach of the director's or officer's duty of loyalty to the Company or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, unlawful payment of dividends, unlawful stock redemptions or repurchases and transactions from which the director or officer derived an improper personal benefit.

         Article XI of the Company's Restated Certificate of Incorporation, as amended, also provides that the Company shall indemnify directors and officers of the Company, its consolidated subsidiaries and certain other related entities to the fullest extent permitted by the Delaware General Corporation Law ("DGCL"). Under the DGCL, directors and officers, as well as other employees or persons, may be indemnified against judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation - a "derivative action"), and against expenses (including attorney's fees) in any action (including a derivative action), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. However, in the case of a derivative action, a person cannot be indemnified for expenses in respect of any matter as to which the person is adjudged to be liable to the corporation unless and to the extent a court determines that such person is fairly and reasonably entitled to indemnity for such expenses.

         The DGCL also provides that, to the extent a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action or matter, the corporation must indemnify such party against expenses (including attorneys' fees) actually and reasonably incurred by such party in connection therewith.

         The DGCL provides that expenses incurred by a director or officer in defending any action may be paid by a Delaware corporation in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it is ultimately determined that such party is not entitled to be indemnified by the corporation.

         The Company's Restated Certificate of Incorporation, as amended, states that the right to indemnification conferred in Article XI thereof is a contract right and includes the right to be paid by the Company for expenses incurred in defending proceedings covered by Article XI in advance of their final disposition; provided, however, that, if the DGCL requires, the payment of such expenses in advance of the final disposition of a proceeding shall be made only upon delivery to the Company of an undertaking, by or on behalf of an indemnified director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the Restated Certificate of Incorporation, as amended, or otherwise.

         The DGCL provides that the indemnification and advancement of expenses provided thereby are not exclusive of any other rights granted by bylaws, agreements or otherwise, and provides that a corporation shall have the power to purchase and maintain insurance on behalf of any person, whether or not the corporation would have the power to indemnify such person under Delaware law.

         The Company has directors' and officers' liability insurance which provides, subject to certain policy limits, deductible amounts and exclusions, coverage for all persons who have been, are or may in the future be, directors or officers of the Company, against amounts which such persons must pay resulting from claims against them by reason of their being such directors or officers during the policy period for certain breaches of duty, omissions or other acts done or wrongfully attempted or alleged.

         Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits.
         --------

         The exhibits accompanying this Registration Statement are listed on the accompanying Exhibit Index. The Plan is not intended to be qualified under
Section 401(a) of the Internal Revenue Code.

Item 9.  Undertakings.
         ------------

         The Company hereby undertakes:

         1.       To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (a)      To  include  any   prospectus   required  by  Section
                           10(a)(3) of the 1933;

                  (b) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (c) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  provided, however, that paragraphs 1.(a) and 1.(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the Registration Statement.

         2. That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the Common Shares being registered hereby which remain unsold at the termination of the offering.

         4. That, for the purposes of determining any liability under the 1933 Act, each filing of the Company's Annual Report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering hereof.

         5. That, insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 16th day of April, 1999.
                                              UNITED STATES CELLULAR CORPORATION

                                              By:      /s/ H. Donald Nelson
                                                       -------------------------
                                                       H. Donald Nelson
                                                       President

                        POWER OF ATTORNEY AND SIGNATURES

                  The undersigned officers and directors of United States Cellular Corporation hereby severally constitute and appoint LeRoy T. Carlson, Jr. and H. Donald Nelson, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution, to sign for us in our names in the capacities indicated below, all amendments to this registration statement, and generally to do all things in our names and on our behalf in such capacities to enable United States Cellular Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission in connection with this registration statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 16th day of April, 1999.


     /s/ LeRoy T. Carlson, Jr.       Chairman and Director
--------------------------------
      LeRoy T. Carlson, Jr.

       /s/ H. Donald Nelson          President and Chief Executive Officer and
--------------------------------     Director
      H. Donald Nelson

         /s/ LeRoy T. Carlson        Director
--------------------------------
      LeRoy T. Carlson

      /s/ Walter C.D. Carlson        Director
--------------------------------
      Walter C.D. Carlson

        /s/ Sandra L. Helton         Director
--------------------------------
      Sandra L. Helton

      /s/ Kenneth R. Meyers          Director, Executive Vice President-Finance,
--------------------------------     Chief Financial Officer and Treasurer
      Kenneth R. Meyers

      /s/ Paul-Henri Denuit          Director
--------------------------------
      Paul-Henri Denuit

      /s/ J. Samuel Crowley          Director
--------------------------------
      J. Samuel Crowley

       /s/ John T. Quille            Controller (Principal Accounting Officer)
--------------------------------
      John T. Quille

                                  EXHIBIT INDEX


                  The following documents are filed herewith or incorporated herein by reference.

Exhibit
  No.                      Description
-------            --------------------------

   4.1 Restated Certificate of Incorporation, as amended, of the Company (Incorporated herein by reference to Exhibit 2(a) to Amendment No. 2 on Form 8 dated December 28, 1992 to the Company's Report on Form 8-A).

   4.2 Restated Bylaws, as amended, of the Company (Incorporated herein by reference to Exhibit 3.2 of Form 10-K for the year ended December 31, 1998).

   5              Opinion of Counsel

  23.1            Consent of Independent Public Accountants

  23.2            Consent of Counsel (contained in Exhibit 5 hereto)

  99.1            United  States  Cellular   Corporation   1999  Employee  Stock
                  Purchase Plan